Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-252146 on Form S-1 of our report dated August 6, 2020, relating to the financial statements of Apria Healthcare Group Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

February 3, 2021